Exhibit 99.1

FOR IMMEDIATE RELEASE

SHFL entertainment, Inc.

Media and Investor Contact:

Julia Boguslawski, (702) 897-7150

jboguslawski@shfl.com

SHFL SHAREHOLDERS APPROVE MERGER AGREEMENT WITH BALLY TECHNOLOGIES

LAS VEGAS, November 19, 2013 – SHFL entertainment, Inc. (NASDAQ Global Select Market: SHFL) (“SHFL”) announced that at a special shareholders’ meeting held today, SHFL shareholders approved the previously announced Agreement and Plan of Merger, dated as of July 15, 2013 (the “Merger Agreement”), by and among SHFL, Bally Technologies, Inc., a Nevada corporation (“Bally”), and Manhattan Merger Corp., a Minnesota corporation and an indirect wholly owned subsidiary of Bally (“Merger Sub”) providing for the merger of Merger Sub with and into SHFL (the “Merger”).

More than 97% of the votes represented and cast at the meeting, or approximately 77.88% of the total outstanding common stock eligible to vote as of the October 15, 2013 record date, were voted in favor of the adoption of the Merger Agreement. Shareholders also approved the non-binding advisory proposal regarding Merger-related compensation with a vote of more than 92% of the votes represented and cast at the meeting.

Approval of the Merger Agreement by the shareholders satisfies one of the conditions required to finalize the acquisition. The transaction is still subject to required regulatory approvals and certain other customary closing conditions.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may”, “will”, “should”, “expect”, “anticipate”, “plan”, “likely”, “believe”, “estimate”, “project”, “intend” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the Merger are not satisfied (including the risk that regulatory approvals required for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the Merger; (3) uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company and Bally to consummate the Merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed Merger; (7) unexpected costs, charges or expenses resulting from the Merger; (8) the failure by Bally to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission including the Form 10-Q for the quarter ended January 31, 2013, the Form 10-Q for the quarter ended April 30, 2013 and the Form 10-Q for the quarter ended July 31, 2013. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.